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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2002
Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12175 (Commission File No.)	75-2662240 (IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (682) 605-1000

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

        From August 5, 2002 through September 9, 2002, we repurchased 2,234,400 shares of our Common Stock, par value $.01 per share, at an average price of $25.31 per share, at a total cost of approximately $56.5 million. The stock repurchase was made pursuant to existing authority from our Board of Directors, as described in our reports to the Securities and Exchange Commission (SEC). At August 31, 2002, we had approximately $836 million in cash and marketable securities.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION
	By:	/s/ James F. Brashear
	Name:	James F. Brashear
	Title:	Corporate Secretary
Date: September 9, 2002

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SIGNATURE